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                                                              Exhibit (h)(1)(vi)

                            AMENDMENT TO EXHIBIT 1 OF
                     TRANSFER AGENCY AND SERVICES AGREEMENT

     This Exhibit 1, amended and restated as of December 1, 2005, replaces the
Exhibit 1 of the Transfer Agency and Services Agreement dated March 1, 1998, as amended from time to time, between Atlantic Whitehall Funds Trust and PFPC Inc.

                                    EXHIBIT 1
                               LIST OF PORTFOLIOS

                         Atlantic Whitehall Growth Fund
                      Atlantic Whitehall International Fund
                Atlantic Whitehall Short-Term Municipal Bond Fund
                     Atlantic Whitehall Mid-Cap Growth Fund
                 Atlantic Whitehall Multi-Cap Global Value Fund
                             Third Party Money Fund
                      Atlantic Whitehall Equity Income Fund

ATLANTIC WHITEHALL FUNDS TRUST


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PFPC INC.


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